UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2014

(Exact name of registrant as specified in charter)

Wyoming	000-08447	83-0219465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 5th Street, Suite 200, Miami, Florida	33139
Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code:  (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.01.  Completion of Acquisition or Disposition of Assets

On October  17, 2014 (i) Omega Commercial Finance Corporation, a Wyoming corporation (the “Registrant”), and (ii) VeriTrek Inc., a Delaware Corporation herein referenced as (the “Company”) and Ronnie Hale and John Manno the MAJORITY SHAREHOLDERS both herein referenced as (the “Shareholders”), entered into a Definitive Merger & Acquisition Agreement (the “Agreement”) pursuant to which the Registrant acquired from Shareholders a majority ownership stake of seventy-five percent (75%) of the Company’s common stock for $15-million payable by the issuance of Registrants restricted common stock totaling 15,000,000 shares (the “Purchase Price”) in the favor of the Shareholder.

On October 30, 2014 the registrant and shareholders have executed the First Amendment (the “Amendment”) to have the registrant transfer back sixty percent (60%) of the ownership stake to the Shareholders in consideration of Six Million Seven Hundred Fifty Thousand (6,750,000) shares of the initial Fifteen Million (15,000,000) shares as referenced in the original Agreement executed on October 17, 2014. Per the fully executed Amendment the registrant shall initiate a share exchange transaction pursuant to which the registrant will exchange Six Million Seven Hundred Fifty Thousand (6,750,000) Shares of Omega Commercial Finance Corporation’s restricted common stock of which will enable the registrant to acquire 15% of the ownership of the Company.

The foregoing summary of the Agreement is qualified in its entirety by the agreement attached as Exhibit 10.1 collectively with this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

10.1 – First Amendment of the Definitive Agreement for a Merger & Acquisition of SRG Holdings Inc. by Omega Commercial Finance Corporation dated October 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2014

OMEGA COMMERCIAL FINANCE CORPORATION

By:       /s/ Jon S. Cummings, IV

Jon S. Cummings, IV, Chief Executive Officer